As filed with the Securities and Exchange Commission on May 26, 2020

Registration No. 333-85922
Registration No. 333-131912

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM F-3 REGISTRATION STATEMENT NO. 333-85922
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM F-3 REGISTRATION STATEMENT NO. 333-131912

UNDER
THE SECURITIES ACT OF 1933

CORREVIO PHARMA CORP.
(Exact Name of Registrant as Specified in its Charter)

Not Applicable
(Translation of Registrant’s Name into English)

Vancouver, Canada (State or other Jurisdiction of Incorporation or Organization)	Not Applicable (I.R.S. Employer Identification No.)

1441 Creekside Drive, 6th floor
Vancouver, British Columbia, Canada
V6J 4S7, Canada
(604) 677-6905
(Address and telephone number of Registrant’s principal executive offices)

CT Corporation System
111 Eighth Avenue
New York, New York 10011
(212) 894-8940
(Name, address and telephone number of agent for service)

Copies to:

Ryan J. Dzierniejko, Esq. Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West New York, New York 10001 (212) 735-3712	Joseph A. Garcia, Esq. Blake, Cassels & Graydon LLP 595 Burrard Street, Suite 2600 Vancouver, British Columbia, Canada V7X 1L3 (604) 631-3300

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

†The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE
DEREGISTRATION OF UNSOLD SECURITIES

These Post-Effective Amendments (the “Post-Effective Amendments”) relate to the following Registration Statements on Form F-3 (each, a “Registration Statement” and together, the “Registration Statements”) filed by Correvio Pharma Corp., a Canadian corporation, formerly known as Cardiome Pharma Corp. (the “Registrant”):

•	Registration Statement on Form F-3 (Registration No. 333-85922), as amended, filed by the Registrant with the U.S. Securities and Exchange Commission on April 8, 2002; and

•	Registration Statement on Form F-3 (Registration No. 333-131912), as amended, filed by the Registrant with the U.S. Securities and Exchange Commission on February 16, 2006.
As previously publicly announced by the Registrant, effective May 27, 2020, the Registrant and ADVANZ PHARMA Corp. Limited (“ADVANZ”) are expected to complete a court-approved statutory plan of arrangement (the “Arrangement”) under the Canada Business Corporations Act pursuant to which ADVANZ, through its wholly-owned subsidiary, is expected to acquire all of the issued and outstanding shares of the Registrant.
In connection with the anticipated completion of the transactions contemplated by the Arrangement, the Registrant has terminated any and all offerings of its securities pursuant to the Registration Statements. In accordance with an undertaking made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that have been registered for issuance but remain unsold at the termination of the offerings, the Registrant hereby amends the Registration Statements to remove from registration any and all securities of the Registrant registered but unsold under the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused the Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Country of Canada, on May 26, 2020.

CORREVIO PHARMA CORP.

By:	/s/ Justin Renz

Name:	Justin Renz
Title:	President and Chief Financial Officer
Pursuant to the requirements of the Securities Act of 1933, the Post-Effective Amendments to the Registration Statements have been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Mark H. Corrigan	Chief Executive Officer (principal executive officer)	May 26, 2020
Mark H. Corrigan

/s/ Justin Renz	President and Chief Financial Officer	May 26, 2020
Justin Renz	(principal financial and accounting officer)

/s/ William L. Hunter	Director	May 26, 2020
William L. Hunter

/s/ W. James O’Shea	Director	May 26, 2020
W. James O’Shea

/s/ Richard M. Glickman	Director	May 26, 2020
Richard M. Glickman

/s/ Arthur H. Wilms	Director	May 26, 2020
Arthur H. Wilms

/s/ Robert J. Meyer	Director	May 26, 2020
Robert J. Meyer

/s/ Vanda De Cian	Director	May 26, 2020
Vanda De Cian

AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed the Post-Effective Amendments to the above-referenced Registration Statements, solely in the capacity of the duly authorized representative of Correvio Pharma Corp. in the United States, on May 26, 2020.

CORREVIO LLC

By:	/s/ Justin Renz

Name:	Justin Renz
Title:	Authorized Signatory